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                                                          Exhibit (A)(3)(a)(iii)


                SUPPLEMENTAL AGREEMENT TO DISTRIBUTION AGREEMENT


         This Supplemental Agreement is made this 1st day of October, 1992 to the Distribution Agreement between The Manufacturers Life Insurance Company of America ("Manulife America") on its own behalf of Separate Account Four (the "Account") of Manulife America and ManEquity, Inc. ("ManEquity") dated August 11, 1987 (the "Agreement").

         WHEREAS, Manulife America will file a registration statement on Form S-1 under the Securities Act of 1933 to permit it to offer flexible payment variable annuity contracts with certain fixed account options and guarantees ("Combination Policies"); and

         WHEREAS, assets attributable to the fixed accounts will be maintained in a non-unitized, non-registered Separate Account established under the laws of Michigan; and
         WHEREAS, other non-unitized separate accounts may be established in the future to account for fixed assets supporting the Policies;

         WHEREAS, Manulife America desires to make subject to the Agreement the underwriting and distribution of the Combination Policies issued by it; and

         WHEREAS, Manulife America has filed an application to redomesticate under the laws of the State of Michigan;

         NOW THEREFORE Manulife America and ManEquity agree as follows:
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1.       Section 16 of the Agreement shall be amended effective upon the approval of the redomestication of Manulife America from Pennsylvania to Michigan to read as follows:

         "Section 16. Governing Law.

         This Agreement shall be construed in accordance with, and governed by, the laws of the State of Michigan".

2. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.


                                            THE MANUFACTURERS LIFE INSURANCE
Attest:                                     COMPANY OF AMERICA

______________________________              By: _______________________________

                                            Its: ______________________________

Attest:                                     MANEQUITY, INC.

______________________________              By: _______________________________

                                            Its: ______________________________